                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cutter & Buck Inc. 2000 Stock Incentive Plan, the
Cutter & Buck 2000 Transition Stock Incentive Plan for Officers and the Cutter & Buck 2000 Transition Stock Incentive Plan for Non-Officers of our report dated June 9, 2000, with respect to the consolidated financial statements and schedule of Cutter & Buck Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
October 19, 2000